Filed Pursuant to Rule 424(b)(3)
Registration No. 333-69312
6% Convertible Senior Notes due 2011 CUSIP No. 65332VBC6

NEXTEL COMMUNICATIONS, INC.

PROSPECTUS SUPPLEMENT DATED JANUARY 18, 2002
TO PROSPECTUS DATED NOVEMBER 15, 2000

     The selling security holders table on pages 18 – 20 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 6% convertible senior notes due 2011:

	Convertible Notes		Common Stock

	Principal Amount of	Principal Amount of
	Convertible Notes	Convertible Notes	Number of Shares	Number of Shares
Name of Selling Security Holder	Owned	Offered	Owned	Offered

BNP Paribas Equity Strategies SNC	2,152,000	2,152,000	250,447	-0-
Conseco Annuity Assurance: Multi-Bucket Annuity Convertible Bond Fund	2,000,000	2,000,000	-0-	-0-
Conseco Fund Group — Convertible Securities Fund	500,000	500,000	-0-	-0-
Cooper Neff Convertible Strategies Fund	570,000	570,000	-0-	-0-
Lipper Offshore Convertibles, L.P.	2,242,000	2,242,000	-0-	-0-
Sturgeon Limited	278,000	278,000	-0-	-0-